Exhibit 99(j)

                    MISSISSIPPI POWER & LIGHT COMPANY
                           STATEMENT OF INCOME
                    Twelve Months Ended March 31, 1994
                              (In Thousands)
                               (Unaudited)


 Operating Revenues:                                           $903,756
                                                               --------
 Operating Expenses:
  Operation and maintenance:
    Fuel and fuel-related expenses                              153,253
    Purchased power                                             277,949
    Other operation and maintenance                             159,574
  Depreciation and amortization                                  32,840
  Taxes other than income taxes                                  42,143
  Income taxes                                                   33,309
  Amortization of rate deferrals                                 84,787
                                                               --------
            Total                                               783,855
                                                               --------

 Operating Income                                               119,901
                                                               --------
 Other Income (Deductions):
  Allowance for equity funds used
    during construction                                           1,335
  Miscellaneous - net                                               540
  Income taxes                                                   (3,311)
                                                               --------
            Total                                                (1,436)
                                                               --------
 Interest Charges:
  Interest on long-term debt                                     50,215
  Other interest - net                                            3,949
  Allowance for borrowed funds used
    during construction                                            (909)
                                                               --------
           Total                                                 53,255
                                                               --------
 Net Income                                                      65,210

 Preferred Stock Dividend Requirements and Other                  8,840
                                                               --------
 Earnings Applicable to Common Stock                            $56,370
                                                               ========